Exhibit 10.4

ALPHA INVESTMENT INC.

$2,500,000 SUBSCRIPTION AGREEMENT

Alpha Investment Inc.

200 Campus View Suite 200

Columbus, OH 43235

Ladies and Gentlemen:

Hoosier Real Estate Investors, LLC (“Purchaser”) and Alpha Investment Inc. a Delaware corporation (the “Company”) hereby agree as follows:

1.

Sale and Purchase.

Purchaser hereby purchases from the Company and the Company hereby agrees to sell to Purchaser 166,667 shares of its restricted common stock (the “Shares”) at a purchase price of $2,500,000 (the “Purchase Price”).  The Purchase Price shall be payable contemporaneously with the execution of this subscription agreement (the “Subscription Agreement”) by wire transfer in immediately available funds to the to the account designated by the Escrow Agent (as hereinafter defined). The Shares are being offered and sold to Purchaser by the Company in a transaction exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”) and applicable state securities laws.

Purchaser agrees and acknowledges that the terms of the offer and sale of the Shares is governed by and subject to the terms and conditions of this Subscription Agreement and the Company’s filings under the Securities Exchange Act of 1934, as amended (collectively, the “Offering Documents”).

2.

Use of Proceeds.

Purchaser hereby acknowledges and agrees that, subject to Section 3 of this Subscription Agreement, the proceeds from the sale of the Shares will be used by the Company to provide a business line of credit to Diamond Venture Funds Management, LLC (“DVF”), in order to allow DVF to meet the liquidity requirements of the U.S. Small Business Administration for a Small Business Investment Company (“SBIC”) and thereby secure its SBIC Capital Certificate and License (collectively, the “License”).

3.

Closing and Escrow.

(a)

Contemporaneously with the execution of this Agreement (“Closing”), the following will be placed in escrow with Mallor Grodner Attorneys LLP, 511 Woodscrest Drive Bloomington, IN 47401, who is hereby appointed by Purchaser and the Company as escrow agent for the sale and purchase of the Shares (the “Escrow Agent”):

•

A certificate evidencing the Shares registered in Purchaser’s name, deposited by the Company.

•

The Purchase Price, deposited by Purchaser with the Escrow Agent by Purchaser as provided in Section 1 and a stock power endorsed in blank with signature medallion guaranteed, deposited by Purchaser.

(b)

If at any time within thirty (30) days after the Closing (the “Release Date”), the opening Bid price of the Shares on the over-the-counter market as reported by OTC Markets Group, Inc. is less than $15.00 per Share (a “Share Price Trigger”), Purchaser shall have the option, exercisable for a period of sixty (60) days after the Release Date (the “Notice Period”) by written notice to the Company and the Escrow Agent (the “Repurchase Notice”), to require the Company to repurchase the Shares for the Purchase Price.  In addition, and notwithstanding the foregoing, if a $30 million preferred debt financing, for the benefit of an entity acceptable to Purchaser in Purchaser’s reasonable discretion (an “Approved Financing”), is not approved, closed, and funded prior to the Release Date, Purchaser shall have the option to deliver a Repurchase Notice to the Company and to the Escrow Agent.  If at any time during the Notice Period, Purchaser sends a Repurchase Notice to the Company and the Escrow Agent in accordance with this paragraph, the Escrow Agent shall

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disburse the Purchase Price to Purchaser by wire transfer in immediately available funds, and shall deliver the certificate evidencing the Shares together with the executed stock power to the Company for cancellation, and Purchaser and the Company shall then have no further obligations to each other under this Subscription Agreement.  If, however, the Approved Financing is consummated either (A) prior to the Release Date or (B) prior to the delivery date of the Repurchase Notice as determined in accordance with Section 10 of this Subscription Agreement, then the parties shall provide written notice to the Escrow Agent, instructing the Escrow Agent to release the Purchase Price to the Company and to release the certificate evidencing the Shares to Purchaser.

4.

Purchaser’s Representations and Warranties.   Purchaser represents and warrants to the Company that:

(a)

Purchaser is an “accredited investor” as such term is defined in Rule 501(a) of Regulation D under the Securities Act.

(b)

Purchaser (i) has adequate means of providing for Purchaser’s current needs and possible contingencies and Purchaser has no need for liquidity of Purchaser’s investment in the Shares; (ii) can bear the economic risk of losing the entire amount of Purchaser’s investment in the Shares; and (iii) has such knowledge and experience that Purchaser is capable of evaluating the relative risks and merits of this investment.  The purchase of the Shares is consistent, in both nature and amount, with Purchaser’s overall investment program and financial condition.

(c)

Purchaser is a sophisticated, experienced investor, capable of determining and understanding the risks and merits of this investment.

(d)

Purchaser has reviewed the Offering Documents and has been afforded the opportunity to discuss with officers of the Company, its planned business operations, capital structure and financial condition and provided access to all other publicly available documents and information regarding the Company and the Shares, which Purchaser has requested to review in order to enable Purchaser to make an investment decision hereunder.

(e)

Purchaser understands and acknowledges that significant risks exist with respect to the Company and its business, including without limitation, the Company’s limited capital and operations.  Purchaser further understands and acknowledges that there can be no assurance whatsoever that the Company will ever be profitable, or if it does, that the Company can maintain profitability.

(f)

Purchaser understands that the Shares have not been registered under the Securities Act or applicable state securities laws.

(g)

The Shares are being acquired solely for Purchaser’s own account, for investment and are not being purchased with a view to or for their resale or distribution.

(h)

Purchaser is aware that:

(i)

The Shares are a speculative investment which involves an extremely high degree or risk;

(ii)

An investment in the Shares is not readily transferable and it may not be possible for Purchaser to liquidate the investment; and

(iii)

Until registered under the Securities Act and applicable state securities laws, there are substantial restrictions on the transferability of the Shares under the Securities Act and applicable state securities laws and the Company may not be able to effect such registration as provided for in this Subscription Agreement.

(i)

Purchaser has the full right, power and authority to execute and deliver this Subscription Agreement and perform Purchaser’s obligations hereunder.

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(j)

No approval, authorization, consent, order of other action of, or filing with, any person, firm or corporation or any court, administrative agency or other governmental authority is required in connection with the execution and delivery of this Subscription Agreement by Purchaser or the consummation of the sale and purchase of the Shares.

5.

Company’s Representations and Warranties.

Company represents and warrants to Purchaser that:

(a)

No registration or other filing with the SEC or any state securities regulatory body will be required as a result of this Subscription Agreement or the transactions contemplated hereby, other than filings are required to be made after Closing.

(b)

The execution, delivery, and performance of this Subscription Agreement and the consummation of the transactions contemplated hereunder, including, but not limited to, the Company’s repurchase obligations under Section 3(b) of this Subscription Agreement, do not and will not, after the giving of notice, the passage of time, or otherwise, conflict with, result in a breach of the terms and conditions of, accelerate, or modify any provision of or constitute a default under: (i) the Company’s Certificate of Incorporation, Bylaws, or other governing documents; (ii) any foreign, federal, state or local law, statute ordinance, rule or regulation; (iii) any court or administrative order or process; or (iv) any contract or agreement to which Company is a party.

6.

Restrictions on Transferability.

Purchaser understands that, with the exception of the Company’s repurchase obligation set forth in Section 3(b) of this Subscription Agreement, Purchaser may sell or otherwise transfer the Shares only if registered under the Securities Act and applicable state securities laws or Purchaser provides the Company with an opinion of counsel acceptable to the Company to the effect that such sale or other transfer may be made in absence of registration under the Securities Act. Any certificates or other documents evidencing the Shares will contain a restrictive legend reflecting these restrictions.  Purchaser acknowledges that the Company may not be able to affect such registration as provided for in this Subscription Agreement.

7.

Indemnification by Purchaser.

Purchaser agrees to indemnify and hold harmless the Company and its directors, officers, employees and agents, from and against and in respect of any and all loss, liability, claim, damage, deficiency, and all actions, suits, proceedings, demands, assessments, judgments, costs and expenses whatsoever (including, but not limited to, any and all expenses whatsoever, including attorneys’ fees, reasonably incurred in investigating, preparing, or defending against any litigation commenced or threatened or any claim whatsoever through all appeals) arising out of or based upon any false representation or warranty by Purchaser or breach or failure by Purchaser to comply with any covenant or agreement made by Purchaser in this Subscription Agreement.

8.

Indemnification by Company.  The Company agrees to indemnify and hold harmless Purchaser and its members, managers, employees and agents, from and against and in respect of any and all loss, liability, claim, damage, deficiency, and all actions, suits, proceedings, demands, assessments, judgments, costs and expenses whatsoever (including, but not limited to, any and all expenses whatsoever, including attorneys’ fees, reasonably incurred in investigating, preparing, or defending against any litigation commenced or threatened or any claim whatsoever through all appeals) arising out of or based upon any false representation or warranty by the Company or any breach or failure by the Company to comply with any covenant or agreement made by the Company in this Subscription Agreement.

9.

Jurisdictional Notice.

THE SHARES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OR APPLICABLE STATE SECURITIES LAWS AND ARE BEING OFFERED AND SOLD IN RELIANCE ON EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS.  THE SHARES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION, ANY STATE SECURITIES COMMISSION OR OTHER REGULATORY AUTHORITY, NOR HAVE ANY OF THE FOREGOING AUTHORITIES PASSED UPON OR ENDORSED THE MERITS OF THE OFFER AND SALE OF THE SHARES OR THE ACCURACY OR ADEQUACY OF THE DISCLOSURE MADE TO PURCHASER IN THE OFFERING DOCUMENTS. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

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10.

Notices.  Any notices contemplated by this Subscription Agreement shall be sufficiently given when given in writing and will be deemed to have been duly given only if delivered (a) in person; (b) by first class, prepaid, registered or certified mail; (c) by courier or overnight express; or (d), if receipt is confirmed, by fax or email, to:

Purchaser:

Hoosier Real Estate Investors, LLC

2015 N. Dunn Street

Bloomington, Indiana 47408

Email:  assurfinjp@aol.com

with a copy to:

Garry L. Founds

Mallor Grodner LLP

511 Woodscrest Drive

Bloomington, Indiana 47401

Fax:  812-961-6161

Email:  gfounds@lawmg.com

the Company:

Alpha Investment Inc.

200 Campus View Suite 200

Columbus, OH 43235

Email:  todd@alphainvestmentinc.com

with a copy to:

Dale S. Bergman

Gutierrez Bergman Boulris PLLC

100 Almeria Avenue, Suite 340

Coral Gables, Florida  33134

Fax:  888-281-1829

Email:  dale.bergman@gbbpl.com

If mailed, such notice shall be deemed to be delivered two business days after it was deposited in the United States mail, addressed to the party at the address above, with postage thereon prepaid.  If sent by overnight courier, such notice shall be deemed delivered when delivery is confirmed by the courier.  If sent by email or fax, such notice shall be deemed delivered when the recipient confirms receipt.  Either party may change its notice address hereunder by giving the other party notice of the new address in the manner set forth above

11.

Miscellaneous.

(a)

This Subscription Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof. This agreement supersedes all prior negotiations, letters and understandings relating to the subject matter hereof.

(b)

This Subscription Agreement may not be amended, supplemented or modified in whole or in part except by an instrument in writing signed by the party or parties against whom enforcement of any such amendment supplement or modification is sought.

(c)

This Subscription Agreement will be interpreted, construed and enforced in accordance with the laws of the State of Florida, without giving effect to the application of the principles pertaining to conflicts of laws.  Exclusive jurisdiction for any action arising under this Agreement shall be in a Federal or state court of competent subject matter jurisdiction in Miami-Dade County, Florida.

(d)

The failure of any party at any time or times to require performance of any provision of this Subscription Agreement will in no manner affect the right to enforce the same. The waiver by any party of any breach of any provision of this Agreement will not be construed to be a waiver by any such party of any succeeding breach of that provision or a waiver by such party of any breach of any other provisions.

(e)

The invalidity, illegality or unenforceability of any provision or provisions of this Subscription Agreement will not affect any other provision of this Subscription Agreement, which will remain in

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full force and effect, nor will the invalidity, illegality or unenforceability of a portion of any provisions of this Subscription Agreement affect the balance of such provision. In the event that any one or more of the provisions contained in this Subscription Agreement or any portion thereof shall for any reason be held to be invalid, illegal or unenforceable in any respect, this Subscription Agreement shall be reformed, construed and enforced as if such invalid, illegal or unenforceable provision had never been contained herein.

(f)

Should it become necessary for any party to institute legal action to enforce the terms and conditions of this Subscription Agreement, the successful party will be awarded reasonable attorneys’ fees at all trial and appellate levels, expenses and costs.

(g)

This Subscription Agreement will be binding upon and will inure to the benefit of any successor or successors of the parties hereto.

(h)

This Subscription Agreement may be executed in one or more counterparts (including by facsimile or electronic transmission), each of which will be deemed an original and all of which together will constitute one and the same instrument.

(Signatures Appear on Following Page)

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IN WITNESS WHEREOF, Purchaser and the Company have executed this Agreement as of the latest date set forth below.

PURCHASER:

HOOSIER REAL ESTATE INVESTORS, LLC an Indiana limited liability company

By:	/s/ Thomas C. Guthrie
Name:
Thomas C. Guthrie, Manager

September 13, 2017
Date

2015 N. Dunn Street

Bloomington, IN 47408
Street Address

THE COMPANY:

ALPHA INVESTMENT INC

By:	/s/ Todd C. Buxton
Todd C. Buxton, CEO

September 19, 2017
Date

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